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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
NovaMed, Inc.
Chicago, Illinois

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-142530) and Form S-8 (Nos. 333-87647, 333-67214, 333-129259, 333-155148 and 333-161204) of NovaMed, Inc. of our reports dated March 16, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of NovaMed, Inc.'s internal control over financial reporting included in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois
March 16, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM